THIS AGREEMENT made this 6th day of October, 2014.

B E T W E E N:

Myriad Interactive Media, INC

(hereinafter referred to as the "Vendor")

OF THE FIRST PART

- and -

Mouse LLC

(hereinafter referred to as the "Purchaser")

OF THE SECOND PART.

WHEREAS the Vendor carries on a web marketing business under the trade name

"Myriad Interactive Media Inc." located at 7 Ingram Drive Suite 128, Toronto Ontario (the

"Business");

AND WHEREAS the Vendor has agreed to sell and the Purchaser has agreed to purchase certain remaining ownership of the Cryptocafe.com website upon such terms and conditions as hereinafter set out;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in

consideration of the premises hereto and the covenants hereinafter contained and other good and valuable consideration (the sufficiency and receipt of which is hereby acknowledged by all parties),

the parties hereto agree as follows:

ARTICLE I - RECITALS

1.01 The recitals hereto are true and correct.

ARTICLE II - DEFINITIONS

2.01 In this Agreement, unless the context otherwise requires, the following terms shall have the following meaning:

(a) "Agreement" means this agreement and any schedules and attachments to this agreement, and the words "herein", "hereof", "hereunder", and any similar words or expressions shall mean this Agreement;

(b) "Asset Purchase Price" means the aggregate purchase price set forth in paragraph 4.01 hereof subject to adjustment as provided for in paragraph 4.03 hereof;

(a) "Closing Date" means the 7th day of October 2014 or such other date as may be mutually agreed upon in writing by the parties hereto;

(b) "Goodwill" means the goodwill of the Business, together with the exclusive right of the Purchaser to represent itself as carrying on the Business in continuation of and in succession to the Vendor;

(c) "Purchased Assets" means the aggregate of assets described in paragraph

3.01 hereof; and

(d) "Time of Closing" means the hour of 4:00 o'clock in the afternoon on the

Closing Date.

2.02 The insertion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

2.03 In this Agreement, where the context requires, words importing the singular include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

2.04 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

2.05 All dollar amounts referred to in this Agreement are in Canadian funds.

ARTICLE III - PURCHASED ASSETS

3.01 Subject to the terms and conditions of this Agreement, the Vendor agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Vendor all of the following assets:

(a) Remaining 25% Ownership Rights to CryptoCafe.com code & website

ARTICLE IV - ASSET PURCHASE PRICE

4.01 The aggregate purchase price for the remaining 25% of the Purchased Assets is the sum of $4,000 USD

4.02 The Asset Purchase Price shall be payable by the Purchaser to the Vendor as follows:

(a)         A wire transfer in the amount of $4,000 USD made payable to Myriad

Interactive Media, Inc., shall be submitted at the time of closing this

Agreement.

4.03 The Vendor and the Purchaser hereby agree that the Purchase Price is allocated among the Purchased Assets as follows:

(a) 100% Ownership Rights to CryptoCafe.com, Its Domain Name and

Technologies, including its proprietary escrow system for transactions being conducted using Bitcoin and DOGE crypto-currencies.

4.04 The Purchaser will take over the related server systems required to operate the platform, consisting of the following services:

(a) CloudFlare $20 / Month (Payable to CloudFlare)

(b) *Dedicated Server Hosting $30 / Month (Payable to Myriad)

*The Purchaser retains the right to seek and engage alternative hosting providers at their discretion.

4.05 The Purchaser will enter into a separate agreement at a later date for a monthly maintenance and re-development program for the continued development of the CryptoCafe.com website. The Purchaser retains the right to seek and hire alternative development agencies at their discretion.

ARTICLE V - CLOSING

5.01 The sale and purchase of the Purchased Assets provided for in this Agreement shall be formally closed at a place to be mutually agreed upon by the parties’ solicitors at the Time of

Closing or such other time mutually agreed upon by the parties hereto.

ARTICLE VI - REPRESENTATIONS AND WARRANTIES

6.01 The Vendor represents and warrants to the Purchaser and acknowledges, that the

Purchaser is relying on such representations and warranties as follows:

(a) the Vendor is a resident of Canada within the meaning of Section 116 of the

Income Tax Act (Canada);

(b) the Purchased Assets are owned by the Vendor as the beneficial owner thereof and, as at the Time of Closing, the Vendor shall have good and marketable title thereto free and clear of any mortgages, liens, charges, pledges, claims or encumbrances of any nature and kind whatsoever;

(c) that no person or legal entity other than the Purchaser has any agreement or option, right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement for the purchase of the Purchased Assets;

(d) there are no actions, suits or proceedings pending or threatened against or affecting the Vendor in law or in equity, before any federal, provincial, municipal or other government department, commission, board, agency or instrumentality, domestic or foreign,

regarding title to or any claim for an interest in the Purchased Assets;

(e) the Vendor holds all proper licenses, permits and authorities as may be required by any government or software licensing authority having jurisdiction there over to carry on the Business and all such licenses, permits and authorities are in good standing and undisputed;

(f) that the directors will not own, operate, finance, be a partner, director or officer or have any interest, either directly or indirectly, in any similar type of business to that of the

Business for a period of five (5) years from the Closing Date;

(g) the Vendor will carry on the Business in the ordinary course and in a good and reputable manner until the Closing Date;

(h) the Vendor does not have any information or knowledge of any facts relating to the Purchased Assets of the Business which if known to the Purchaser might reasonably be expected to deter the Purchaser from completing the transaction herein contemplated;

(i) that all taxes and other government levies in connection with every aspect of the Business have been or shall be fully paid up to the Closing Date.

6.02 The Purchaser represents and warrants to the Vendor, and acknowledges that the

Vendor is relying on such representation and warranty as follows:

(a) that the Purchaser is a non-Canadian within the meaning of the Investment

Canada Act.

6.03 Unless waived in accordance with the provisions of this Agreement, the parties hereto agree that notwithstanding the Closing of this transaction of purchase and sale of the

Purchased Assets contemplated herein, the representations and warranties contained in this

Agreement shall survive Closing.

ARTICLE VII - CONDITIONS ON CLOSING

7.01 The Purchaser shall not be obliged to complete the transaction herein provided for unless, at the Time of Closing, each of the following conditions shall have been satisfied, it being understood that the said conditions are included for the exclusive benefit of the Purchaser and may be waived by the Purchaser in whole or in part, in writing at any time; and the Vendor shall use his best efforts to ensure that such conditions are fulfilled on or before the Time of Closing:

(a) the representations and warranties set forth in paragraph 6.01 shall be true and correct in all material respects at the Time of Closing as if such representations and warranties were made at the Time of Closing and a certificate, duly executed by the Vendor, evidencing same shall have been delivered to the Purchaser on closing;

(b) all of the terms, covenants and agreements set forth in this Agreement to be complied with or performed by the Vendor on or before the Time of Closing shall have been complied with or performed by the Vendor on or before the Time of Closing;

(c) the Vendor shall deliver to the Purchaser possession of the Purchased Assets;

(d) the Vendor shall deliver to the Purchaser a duly executed Bill of Sale and such other assignments or title documents necessary to properly sell, transfer, assign and convey the

Purchased Assets to the Purchaser;

(e) the purchase and sale of the Purchased Assets shall be made in compliance with the Retail Sales Tax Act of Ontario and the Vendor shall deliver to the Purchaser a certificate from the Ministry of Finance pursuant to Section 6 of said Act;

(f) the Vendor shall deliver to the Purchaser duly executed and proper assignments of all transferable licenses, permits and authorities necessary for the Purchaser to operate the Business after the Time of Closing, including without limiting the generality of the foregoing, an assignment of the existing telephone number;

(g) the Vendor shall deliver to the Purchaser such other documents, materials, or assurances necessary to give effect to the transactions contemplated by the terms of this Agreement;

(h) the Vendor shall deliver to the Purchaser a Non-Competition Covenant agreeing not to compete, either directly or indirectly, in any capacity whatsoever, whether as owner, operator, financier, partner, director or officer, with the Business, and not to have any interest, either directly or indirectly, in any business that is similar to or in competition with the

Business, for a period of five (5) years from the Closing , such Non-Competition Covenant to be in a form reasonably acceptable to the solicitor for the Purchaser;

(i) the Vendor shall deliver to the Purchaser an indemnity duly executed by the

Vendor with respect to any loss suffered by the Purchaser as a result of any breach of any representation, warranty or covenant contained in this Agreement on the part of the Vendor, such indemnity to be in a form reasonably acceptable to the solicitor for the Purchaser.

7.02 The Vendor shall not be obliged to complete the transaction herein provided for unless, at the Time of Closing, each of the following conditions shall have been satisfied, it being understood that the said conditions are included for the exclusive benefit of the Vendor and may be waived by the Vendor in whole or in part, in writing at any time; and the Purchaser shall use his best efforts to ensure that such conditions are fulfilled on or before the Time of Closing:

(a) the representations and warranties set forth in paragraph 6.02 shall be true and correct in all material respect at the Time of Closing as if such representations and warranties were made at the Time of Closing and a certificate duly executed by the Purchaser, evidencing same shall have been delivered to the Vendor on Closing;

(b) all the terms, covenants and agreements set forth in this Agreement to be complied with or performed by the Purchaser on or before the Time of Closing shall have been complied with or performed by the Purchaser on or before the Time of Closing; and

(b) the Purchaser shall deliver to the Vendor such other documents, materials, or assurances as the Vendor may reasonably request in order to give effect to the transactions contemplated by the terms of this Agreement.

ARTICLE VIII - CONDITIONS AND FURTHER ASSURANCES

8.01 At any time and from time after the Time of Closing, the Vendor will, at the

Purchaser's request and expense, execute and deliver to the Purchaser such further instruments of title and perform all acts reasonably necessary in order to vest and affirm in the Purchaser title to the

Purchased Assets.

8.02 The Vendor and the Purchaser agree to execute and file a joint election pursuant to section 167(1) of the Excise Tax Act in order that the Purchased Assets may be purchased by the

Purchaser hereunder with no GST payable on closing.

8.03 The Vendor shall provide, at no cost whatsoever, full and dedicated training to the

Purchaser (or its principals) concerning all aspects of the Business, including without limitation the introduction of the Purchaser to all of the Vendor's suppliers, for a period of one (1) month, prior to and after the Closing Date, during normal business hours.

8.04 The Vendor agrees to work out a service agreement in a separate contract for web maintenance of the CyrptoCafe.com platform to be agreed to by both parties.

ARTICLE IX - NOTICE

9.01 Any notice to be given under or pursuant to the provisions of this Agreement or in any way concerning the same shall be sufficiently given if reduced to writing and personally delivered or mailed by prepaid registered mail addressed to:

If to the Purchaser at: 7 Ingram Drive Suite 128 Toronto, Ontario Canada

If to the Vendor at: 1680 Duke Street FL 4 Alexandria VA 22314 USA

or at such other address as any of the parties hereto may hereafter designate by notice given in the manner herein provided, and such notice shall be deemed to have been received when delivered, or if mailed, three (3) days after mailing (excluding Saturdays, Sundays and legal holidays); provided that in the event of postal disruption of any nature or kind whatsoever, any notice required to be given under this Agreement shall be personally delivered to either party hereto at the address specified above.

ARTICLE X - ENTIRE AGREEMENT

10.01 This Agreement constitutes the entire Agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior contracts, agreements and undertakings of the parties in connection herewith. No modifications or alterations to this

Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall a waiver constitute a continuing waiver unless expressly stated to be so.

ARTICLE XI - TIME

11.01 Time shall be of the essence in this Agreement and every part hereof.

ARTICLE XII - SUCCESSORS AND ASSIGNS

12.01 This Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, as the case may be.

ARTICLE XIII - PROFESSIONAL FEES

13.01 Each of the parties hereto shall be responsible and liable for any of their own legal,

accounting or other professional fees and disbursements incurred in connection with the preparation of and transactions arising out of this Agreement.

ARTICLE XIV - SCHEDULE

14.01 The following Schedules shall form part of and be incorporated into this Agreement:

Schedule "A" Asset List

IN WITNESS WHEREOF the Vendor and the Purchaser have hereunto executed this Agreement under seal.

This undersigned consent to all the provisions in this Agreement, signed this 26 day of September, 2014.

Derek Ivany Alan Sosa

Myriad Interactive Media Inc. Mouse LLC

/s/ Derek Ivany /s/ Alan Sosa

Signature Signature